UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2018

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Blvd. St. Louis, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (314) 725-4477
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
On February 5, 2018, the Board of Directors (the “Board”) of Centene Corporation (the “Company”) adopted an amendment (the “Amendment”) to the Company's By-Laws (as amended and restated, the “By-Laws”) to implement proxy access. The Amendment took effect upon adoption by the Board.
Article III, Section 14 has been added to the By-Laws to permit a holder (or a group of not more than 20 holders) of at least 3% of the Company’s outstanding common stock continuously for at least 3½ years to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board (not to exceed one-half (1/2) of the number of directors up for election at the annual meeting), provided that the nominating holder(s) and the nominee(s) satisfy the requirements specified in the By-Laws, including by providing the Company with advance notice of the nomination.
The By-Laws were also amended to (i) update the advance notice requirements that apply to stockholder proposals and nominations outside the proxy access process, (ii) add provisions governing the presentation of proposals at, and the conduct of, stockholder meetings, (iii) clarify the Board’s authority to interpret the By-Laws and (iv) make certain related administrative or conforming changes.
The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the By-Laws, a copy of which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K, and incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

See Exhibit Index.

EXHIBIT INDEX

Exhibit Number	Description
3.1	By-Laws of the Company, as amended and restated effective as of February 5, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date:	February 9, 2018	By:	/s/ Jeffrey A. Schwaneke
Jeffrey A. Schwaneke Executive Vice President & Chief Financial Officer